EXHIBIT 10.3
NETFLIX, INC.
2020 STOCK PLAN
1.Purposes of the Plan. The purposes of this Plan are:
●to attract and retain the best available personnel for positions of substantial responsibility,
●to provide additional incentive to Employees, Directors and Consultants, and
●to promote the success of the Company's business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Dividend Equivalents.
2.Definitions. As used herein, the following definitions will apply:
(a)"Administrator" means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)"Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)"Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Dividend Equivalents.
(d)"Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
(e)"Board" means the Board of Directors of the Company.
(f)"Change in Control" means the occurrence of any of the following events:
(i)Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) ("Person") becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or
(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in control; or
(iii)There is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a Subsidiary, the ultimate Parent thereof; or
(iv)The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its Parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its Parent outstanding immediately after such merger or consolidation.
(g)"Code" means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(h)"Committee" means a committee of Directors or Officers or other Employees appointed by the Board in accordance with Section 4 hereof. Each Committee must satisfy Applicable Laws.
(i)"Common Stock" means the common stock of the Company.
(j)"Company" means Netflix, Inc., a Delaware corporation, or any successor thereto.
(k)"Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
(l)"Director" means a member of the Board.
(m)"Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)"Dividend Equivalent" means any right granted under Section 10 of the Plan.
(o)"Earnings Per Share" means the Company's after-tax Profit, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.
(p)"Effective Time" means the date the Plan is adopted by the Board, at 12:01 a.m. Pacific Time on such date.
(q)"Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.
(r)"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.
(s)"Excise Tax" means the excise tax imposed by Section 4999 of the Code.
(t)"Exchange Program" means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. Notwithstanding the preceding, the term Exchange Program does not include any action described in Section 13 or Section 14.

(u)"Fair Market Value" means, as of any date, the last quoted per share selling price for Shares on the Nasdaq Global Select Market on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Administrator. Notwithstanding the preceding, for U.S. and non-U.S. federal, state, and local income tax reporting and withholding purposes, fair market value shall be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with Applicable Laws.
(v)"Fiscal Year" means the fiscal year of the Company.
(w)"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(x)"Misconduct" means that the Company has been required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Administrator or its delegate has determined in its sole discretion that a Participant (i) had knowledge of the material noncompliance or circumstances giving rise to such noncompliance and willfully failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company; or (ii) knowingly engaged in practices which materially contributed to the circumstances that enabled such material noncompliance to occur.
The Administrator or its delegate shall determine in its sole discretion whether the Participant has engaged in Misconduct, and its determination shall be conclusive and binding on all interested persons; provided that no Officer, Director or Employee shall participate in any decision regarding the determination of Misconduct or forfeiture with respect to his or her own Awards.
(y)"Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(z)"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa)"Option" means a stock option granted pursuant to the Plan.
(bb)    "Option Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Option granted under the Plan. Each Option Agreement is subject to the terms of the Plan.
(cc)    "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.
(dd)    "Participant" means the holder of an outstanding Award.
(ee)    "Performance-Based Award" means an Award that is earned or becomes vested on account of achievement of one or more Performance Goals.
(ff)    "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator in its discretion to be applicable to a Participant for a Performance Period. As determined by the Administrator, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement based on measures including, but not limited to, the following: (a) Earnings Per Share, (b) Profit, (c) Return on Equity, (d) Revenue, (e) Subscriber Metrics, and (f) Total Shareholder Return. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis. The Administrator shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles).
(gg)    "Performance Period" means the time period during which the performance objectives or continued status as an Employee, Director or Consultant must be met.
(hh)    "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture, as provided in Section 7. Notwithstanding any contrary provision of the Plan, (i) a Period of Restriction that expires solely as the result of continued employment or service shall expire in full no earlier than the three (3) year anniversary of the grant date, and (ii) a Period of Restriction that does not expire solely as the result of continued employment or service shall expire in full no earlier than the one (1) year anniversary of the grant date, unless determined otherwise by the Administrator at its discretion solely by reason of death, Disability, retirement or major capital change.
(ii)    "Plan" means this 2020 Stock Plan.
(jj)    "Prior 162(m)" means Section 162(m) of the Code as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97, including the regulations and guidance promulgated in respect of Section 162(m) of the Code as in effect prior to such amendment.
(kk)    "Prior Award" means, individually or collectively, a grant under the Prior Plan of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.
(ll)    "Prior Plan" means the Company's 2011 Stock Plan.
(mm)    "Profit" means income.
(nn)    "Restricted Stock" means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan.
(oo)    "Restricted Stock Unit" or "RSU" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(pp)    "Return on Equity" means the percentage equal to the Company's after-tax Profit divided by average stockholder's equity.
(qq)    "Revenue" means the Company's net revenues generated from third parties.
(rr)    "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ss)    "Section 16(b)" means Section 16(b) of the Exchange Act.
(tt)    "Section 162(m) Grandfathering" means the regulations or other guidance promulgated in respect of transition rules under Section 162(m) of the Code, as Section 162(m) of the Code is in effect from time to time on or after this adoption of this Plan dated March 4, 2020, extending the deductibility of each Prior Award intended to be "qualified performance-based compensation" under Prior Section 162(m).
(uu)    "Service Provider" means an Employee, Director or Consultant.

(vv)    "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(ww)    "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(xx)    "Stockholder Approval Date" means the date of stockholder approval of the Plan in accordance with Section 24 herein.
(yy)    "Subscriber Metrics" means the objective and measurable goals approved by the Administrator that relate to the acquisition, retention and/or satisfaction of subscribers.
(zz)    "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.
(aaa)    "Successor" means, in the event of a Change in Control, the acquiring or succeeding company (or an affiliate thereof).
(bbb)    "Tax Obligations" means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all U.S. and non-U.S. federal, state, and local taxes (including the Participant's FICA obligation) that are required to be withheld by the Company or the employing Subsidiary, (b) the Participant's and, to the extent required by the Company (or the employing Subsidiary), the Company's (or the employing Subsidiary's) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of Shares, and (c) any other Company (or employing Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).
(ccc)    "Total Shareholder Return" means the total return (change in share price plus reinvestment of any dividends) of a Share.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan, as adjusted pursuant to Section 14 of the Plan to reflect the 10-for-1 stock split of the Common Stock in 2025, is equal to the sum of the following (the "Share Limit"): (A) 175,000,000 Shares, plus (B) the number of Shares available for additional award grant purposes under the Prior Plan as of the Effective Time, plus (C) the number of Shares subject to Prior Awards that are outstanding as of the Effective Time which expire or become unexercisable without having been exercised in full after the Effective Time, plus (D) the number of Shares subject to restricted stock and restricted stock unit awards granted under the Prior Plan that are outstanding and unvested at the Effective Time that are forfeited or repurchased by the Company without having become vested; provided that in no event shall the Share Limit exceed 417,246,280 Shares (which is the sum of the 175,000,000 Shares set forth above, plus the number of Shares available under the Prior Plan for additional award grant purposes as of the Effective Time, plus the aggregate number of Shares subject to outstanding Prior Awards as of the Effective Time). The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to an Award of Restricted Stock or Restricted Stock Units will be counted against the numerical limits of this Section 3 as 2.39 Shares for every one (1) Share subject to the Award. If Shares acquired pursuant to an Award of Restricted Stock or Restricted Stock Units are forfeited to the Company or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 2.39 times the number of Shares so forfeited or repurchased will return to the Plan and again will become available for issuance.
(b)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to the Company or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan. Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Shares actually issued pursuant to Awards transferred under any Exchange Program to reprice options or stock appreciation rights will not become available for grant under the 2020 Plan. Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(b).
(c)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
(d)Successor to the Prior Plan. The Plan is intended as the successor to the Prior Plan. Following the Stockholder Approval Date, no additional stock awards may be granted under the Prior Plan. In addition, from and after 12:01 a.m. Pacific Time on the Stockholder Approval Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that any Shares subject to Prior Awards that are outstanding as of the Effective Time which expire or become unexercisable without having been exercised in full after the Effective Time and any Shares subject to restricted stock and restricted stock unit awards granted under the Prior Plan that are outstanding and unvested as of the Effective Time that are forfeited or repurchased by the Company without having become vested will become available for issuance for Awards under the Plan (as further described in Section 3(a) herein). All Awards granted on or after 12:01 a.m. Pacific Time on the Stockholder Approval Date will be subject to the terms of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) one or more Committees, each of which committee will be constituted to satisfy Applicable Laws.
(iv)Prior Section 162(m). Notwithstanding anything to the contrary herein, no provision of this Plan is intended to result in non-deductibility of Prior Awards that were intended to be deductible in accordance with Prior Section 162(m), and any Prior Awards granted under the Prior Plan and that are outstanding as of the date the adoption of the Plan shall remain subject to the Prior Plan to the extent necessary to comply with Section 162(m) of the Code. The Company intends to avail itself of transition relief applicable to such Prior Awards, if any, in connection with Section 162(m) of the Code (including, without limitation, in accordance with the Section 162(m) Grandfathering) to the maximum extent permitted by regulations and other guidance promulgated to implement such transition relief. The determination by the Company regarding whether transition relief is available shall be made in its sole discretion.

(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)to determine the terms and conditions of any Exchange Program (provided that no Exchange Program shall be implemented unless the approval of the stockholders of the Company is obtained for such Exchange Program);
(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including (but not limited to) rules and regulations for automatic grants of Awards pursuant to such procedures as the Administrator may establish from time to time, and rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws;
(ix)to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);
(x)to allow Participants to satisfy Tax Obligations in such manner as prescribed in Section 15 of the Plan;
(xi)to authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award previously granted by the Administrator;
(xii)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xiii)to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d)No Liability. Under no circumstances shall the Company, any Parent or Subsidiary, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, any Parent's or Subsidiary's, the Administrator's or the Board's roles in connection with the Plan.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Dividend Equivalents may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Stock Options.
(a)Limitations. Each Option will be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. The Administrator, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than 50,000,000 Shares. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof. For the avoidance of doubt, Options may be granted pursuant to a Company compensation program or arrangement whereby Service Providers elect to receive Options in lieu of any or all cash compensation, unless provided otherwise by the Administrator.
(b)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)Option Exercise Price and Consideration.
(i)The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment, which will be specified in the Option Agreement. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4)

consideration received by the Company under a broker assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.
(d)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.
Subject to Section 3(b), exercising an Option will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's termination as the result of the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for three (3) months following the Participant's termination.
Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following the Participant ceasing to be a Service Provider as a result of the Participant's Disability. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option agreement, the Option will remain exercisable for twelve (12) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
7.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 50,000,000 Shares of Restricted Stock (and/or Restricted Stock Units).
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends, Dividend Equivalents and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding the foregoing, any such rights to dividend, Dividend Equivalent, or other distribution payments are subject to the limitations described in Section 10.
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
8.Restricted Stock Units.
(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. The Administrator shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 50,000,000 Restricted Stock Units (and/or Shares of Restricted Stock). After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Companywide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may determine that the performance objectives applicable to Restricted Stock Units shall be based on the achievement of Performance Goals.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)Dividends, Dividend Equivalents and Other Distributions. Dividends and other distributions declared during the period of time after a Restricted Stock Unit Award is granted and prior to such Award meeting the applicable vesting criteria and settling in Shares shall only become payable if (and to the extent) such Award vests and that the Administrator provides that the Award is accompanied by rights to dividends, Dividend Equivalents or other distributions. Notwithstanding the foregoing, any such rights to dividend, Dividend Equivalent, or other distribution payments are subject to the limitations described in Section 10.
(f)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
9.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 50,000,000 Shares.
(b)Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.
Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10.Dividend Equivalents. The Administrator is hereby authorized to grant Dividend Equivalents to Service Providers under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Administrator) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Administrator. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Administrator shall determine. Notwithstanding the foregoing: (i) the Administrator may not grant Dividend Equivalents to Participants in connection with grants of Options or Stock Appreciation Rights and (ii) dividend and Dividend Equivalent and other distribution amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed and shall be forfeited if all of such conditions or restrictions are never satisfied or lapse.
11.Compliance With Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company, or a Parent or Subsidiary, for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company, its Parent or any Subsidiary within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
12.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Unless otherwise determined by the Administrator, the Participant may, subject to such terms and conditions as the Administrator deems advisable, assign or transfer all or part of a vested Nonstatutory Stock Options during a Participant's lifetime to a (a) Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order that relates to the provision of child support, alimony payments or marital property rights, or (b) trust or other similar estate planning entity that is solely for the benefit of the Participant and/or the Participant's immediate family. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 13, and there shall be no further assignation or transfer of the Option.
14.Adjustments; Dissolution or Liquidation; Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control.
(i)Assumption, Substitution or Continuation of Outstanding Awards. In the event of a Change in Control in which the Successor proposes to assume, substitute or continue equivalent awards (with such adjustments as may be required or permitted by Section 14(a) of the Plan, with appropriate adjustments as to the number and kind of shares and prices), any substitute equivalent award must (a) have a value at least equal to the value of the Award being substituted; (b) relate to a publicly-traded equity security of the Successor involved in the Change in Control or another publicly traded entity that is affiliated with the Successor following the Change in Control; (c) be the same type of award as the Award being substituted; (d) be vested to the extent the Award being substituted was vested at the time of the Change in Control and (e) have other terms and conditions (including by way of example, vesting and exercisability) that are the same or more favorable to the Participant than the terms and conditions of the Award being substituted, in each case, as reasonably determined by the Administrator (as constituted prior to the Change in Control) in good faith. If a Participant's Award is assumed, substituted or continued by the Successor pursuant to this Section 14(c)(i), then, subject to the remaining provisions of this Section 14(c), such Award will not vest or lapse solely as a result of the Change in Control but will instead remain outstanding under the terms pursuant to which it has been assumed, substituted, or continued and will continue to vest or lapse pursuant to such terms.

(A)For the purposes of Section 14(c) of the Plan, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor or its Parent, the Administrator may, with the consent of the Successor, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the Successor or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
(ii)No Assumption, Substitution, or Continuation of Outstanding Awards. If for any reason outstanding Awards are not assumed, substituted, or continued pursuant to Section 14(c)(i), such outstanding Awards will be subject to the following rules, in each case effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control, with any corresponding payments made as soon as reasonably practicable after the Change in Control, but no later than within 30 days following the date of the Change in Control:
(A)Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights will become fully vested and exercisable. The Administrator will give Participants a reasonable opportunity (at least 30 days if practicable) to exercise any or all Options and Stock Appreciation Rights before the consummation of the transaction resulting in the Change in Control, provided that any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void and such Options and Stock Appreciation Rights will be restored to their status as if there had been no Change in Control. If a Participant does not exercise all Options and Stock Appreciation Rights prior to the Change in Control, the Administrator will pay such Participant in exchange for the cancellation of each such unexercised Options and Stock Appreciation Rights the difference between the exercise price for such Option or the grant price for such Stock Appreciation Right and the per Share consideration provided to other similarly situated shareholders in such Change in Control; provided, however, that if the exercise price of such Option or the grant price of such Stock Appreciation Right exceeds the aforementioned consideration provided, then such unexercised Option or Stock Appreciation Right will be canceled and terminated without any payment.
(B)Vesting of Restricted Stock Units and Lapse of Restricted Stock Restrictions, for Awards that are not Performance-Based Awards. All restrictions imposed on Restricted Stock Units and Restricted Stock that are not performance-based will lapse and be of no further force and effect, such that all such Restricted Stock Units and Restricted Stock will become fully vested, and the Period of Restriction will expire for such Awards of Restricted Stock. Restricted Stock Units will be settled and paid in cash and/or Shares at the Administrator's discretion, and Restricted Stock will be paid in cash and/or Shares at the Administrator's discretion; provided, however that if any such payment is to be made in Shares, the Administrator may in its discretion, provide such holders the consideration provided to other similarly situated shareholders in such Change in Control.
(C)Vesting, Payment and Achievement of Performance-Based Awards. All Performance Based Awards for which the Performance Period has been completed as of the date of the Change Control but have not yet been paid will vest and be paid in cash and/or Shares at such time at the Administrator's discretion, with all Performance Goals to be deemed achieved at actual performance. Unless otherwise provided in the applicable Award Agreement, all Performance-Based Awards for which the Performance Period has not been completed as of the date of the Change in Control will, with respect to each Performance Goal or other vesting criteria, be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, and vest and be paid out for the entire Performance Period (and not pro rata), with the manner of payment to be made in cash or Shares at the Administrator's discretion; provided, however that if any such payment is to be made in Shares, the Administrator may in its reasonable discretion, provide such holders the consideration provided to other similarly situated shareholders in such Change in Control.

(D)Notwithstanding anything in Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its Successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the Successor's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(iii)Termination, Amendment and Modifications of Change in Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of Section 14(c) of the Plan may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award or Award Participant without the prior written consent of the Participant, unless for the purpose of complying with Applicable Laws and regulations.
(iv)Limitation on Change in Control Payments. Notwithstanding anything in Section 14(c) of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of the Award (i) could be deemed a "parachute payment" within the meaning of Section 280G of the Code and (ii) but for Section 14(c) of the Plan, would be subject to an Excise Tax, then the "payments" to such Participant pursuant to Section 14(c) of the Plan shall be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax; whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Participant otherwise agree in writing, any determination required under this Section 14(c)(iv) shall be made in writing in good faith by an accounting firm chosen by the Administrator. If a reduction in benefits is required only under the Plan, the reduction will apply to the Participant's "payments" under Section 14(c) of the Plan, as applicable, provided further than such payments will be reduced (or acceleration of vesting eliminated) in the following order: the order specified by the Participant's Award Agreement, the order specified by any other written agreement between the Participant and the Company, the vesting acceleration of Options or Stock Appreciation Rights, then the vesting acceleration of equity awards other than Options or Stock Appreciation Rights. In the event that acceleration of vesting of Options, Stock Appreciation Rights or other equity awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant for the Participant's Options, Stock Appreciation Rights or other equity awards, as applicable. If two or more Options, Stock Appreciation Rights or other equity awards are granted on the same day, the Options, Stock Appreciation Rights or other equity awards, as applicable, will be reduced on a pro-rata basis. For purposes of making the calculations required by this Section 14(c)(iv), the accountant selected by the Administrator may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to such accountants such information and documents as the accountants may reasonably request in order to make a determination under this Section 14(c)(iv).
15.Tax Withholding.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may determine to permit the satisfaction of such withholding obligations for such Tax Obligations, in whole or in part, by any of the following methods (without limitation): (a) causing the Participant to tender a cash payment, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld pursuant to the Tax Obligations but not to exceed the sum of all statutory maximum rates applicable in the Participant's jurisdiction(s) (provided, in the case of a Participant who is an "officer" of the Company as defined in Rule 16a-1(f) promulgated pursuant to the Exchange Act, or any successor law (or any successor rule), that any withholding amount that exceeds the amount that is required to be withheld pursuant to the Tax Obligations for such Participant is approved in advance by the Administrator or the Board (such requirement, the "Section 16 Officer Condition")), (c) causing the Participant to deliver to the Company already owned Shares having a Fair Market Value equal to the amount required to be withheld pursuant to the Tax Obligations but not to exceed the sum of all statutory maximum rates applicable in the Participant's jurisdiction(s), subject to the Section 16 Officer Condition, or (d) having the Company withhold from proceeds of the sale of Shares issued pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company, provided that, in all instances, the satisfaction of the Tax Obligations will not result in any adverse accounting consequence to the Company, as the Committee may determine in its sole discretion. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company or a Parent or Subsidiary, nor will they interfere in any way with the Participant's right or the right of the Company or a Parent or Subsidiary to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later (but not earlier) date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board or its delegate may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
22.Misconduct. Notwithstanding any other provision or term of this Plan or any Award Agreement, in the event that the Administrator or its delegate determines in its sole discretion that a Participant has engaged in Misconduct, the Administrator may, in its discretion, determine that the Participant shall not vest or otherwise earn Performance-Based Awards provided for pursuant to the terms of this Plan and their Award Agreements, and the Participant shall have no rights or entitlements whatsoever to the Performance-Based Awards thereafter, provided that such Performance-Based Awards were granted to such Participant, vested, or otherwise earned during the one-year period preceding the date on which the Company disclosed on Form 8-K or in other publicly-filed disclosure that it is required to restate its financial statements. The Administrator and its delegate expressly reserve all rights and remedies with respect to treatment of any such Performance-Based Awards, including, without limitation, withholding or rescinding any such Performance-Based Awards or demanding repayment for any cash proceeds that may have been distributed to a Participant in respect of any such Performance-Based Awards. Notwithstanding the foregoing, no Officer, Director or Employee shall participate in any decision regarding the determination of Misconduct or forfeiture with respect to his or her own Performance-Based Awards.
23.Choice of Law and Venue. The Plan shall be administered, construed and governed in accordance with the Code, and the laws of the State of Delaware, but without regard to its conflict of law rules. The Participant agrees to consent to personal jurisdiction of the state and federal courts situated within New Castle County, Delaware for purposes of enforcing this Plan, and waive any objection that the Participant might have to personal jurisdiction or venue in those courts.
24.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.